Exhibit 99.1

Tower Group, Inc. Reports First Quarter 2009 Operating Results; Increases Quarterly Dividend by 40% to $0.07 per share

NEW YORK--(BUSINESS WIRE)--May 7, 2009--Tower Group, Inc. (NASDAQ: TWGP) today reported net income of $18.0 million and diluted earnings per share of $0.53 for the first quarter 2009. Operating income(1) and operating earnings per share(1) were $28.3 million and $0.84 for the first quarter of 2009, respectively.

Key Operating Highlights (all percentage increases compare the first quarter 2009 results to the results for the same period in 2008 except as noted otherwise):

  Gross premiums written and produced(2) increased by 34.3% to $211.3 million
  Operating return on equity(1) was 27.3% compared to 18.1% in the prior year first quarter.
  Net investment income increased by 48.4% to $14.5 million.
  Brokerage Insurance Segment (formerly Tower managed business):
    Gross premiums written and produced increased by 20% to $164.6 million.
    Net combined ratio was 84.8% versus 85.1% in the prior year first quarter.
  Specialty Business Segment (formerly CastlePoint managed business):
    Gross premiums written and produced increased by 130.9% to $46.7 million.
    Net combined ratio was 92.6% versus 81.2% in the prior year first quarter.
  CastlePoint and Hermitage acquisitions closed during the first quarter.
  Book value per share increased 35.5% during the quarter to $19.46 at March 31, 2009 as compared to $14.36 at year end 2008.
  Stockholders’ equity increased by 135% to $787 million at quarter end as compared to $335 million at year end 2008.

Michael H. Lee, President and Chief Executive Officer of Tower Group, Inc. stated, “During the quarter, Tower achieved strong top line growth while maintaining excellent underwriting results. We also successfully positioned CastlePoint to focus on continuing to build our specialty program business and Hermitage to focus on expanding our excess and surplus lines capability. With these two acquisitions complementing Tower’s existing capabilities, we have further expanded and diversified our business platform to better position us to achieve profitable growth in 2009 and beyond. Finally, I am pleased to announce that due to our strong financial position, we are increasing our quarterly cash dividend by 40% to $0.07 from $0.05 per share.”

Financial Summary ($ in thousands, except per share data):

	Three Months Ended
	March 31,
	2009	2008
Gross premiums written	$199,944	$135,113
Premiums produced by managing general agency	10,729	23,291
Net premiums written	186,264	68,356
Net premiums earned	168,090	68,430
Total commission and fee income	18,371	30,892
Net investment income	14,533	9,796
Net realized (losses) gains on investments	(672)	1,374

Total revenues	200,322	110,492
Gain on CastlePoint shares	7,388	-
Net income	17,976	14,853
Earnings per share – Basic	$0.53	$0.64
Earnings per share – Diluted	$0.53	$0.64
Return on average equity	17.3%	19.1%

Brokerage Insurance Segment
Net premiums earned	127,311	66,330
Net loss ratio	51.8%	54.4%
Net expense ratio	33.1%	30.7%

Specialty Business Segment
Net premiums earned	40,779	2,100
Net loss ratio	59.7%	58.8%
Net expense ratio	32.9%	22.4%

Reconciliation of non-GAAP financial measures:
Net income	$17,976	$14,853
Net realized (losses) gains on investments, net of tax	(437)	893
Acquisition-related transaction costs, net of tax (3)	(9,924)	-
Operating income	28,337	13,960
Operating EPS and ROE:
Earnings per share – Basic	$0.84	$0.61
Earnings per share – Diluted	$0.84	$0.60
Return on average equity	27.3%	18.1%

Gross premiums written increased to $199.9 million in the first quarter, which was 48% higher than in the first quarter of 2008.

Total revenues increased 81.3% to $200.3 million in the first quarter of 2009 as compared to $110.5 million in the prior year's first quarter. Net premiums earned represented 83.9% of total revenues for the three months ended March 31, 2009 compared to 61.9% for the same period in 2008.

Total commission and fee income decreased 40.5% to $18.4 million in the first quarter of 2009 compared to $30.9 million in the first quarter of 2008. This was due to the closing of the CastlePoint transaction, after which Tower Risk Management ceased producing business on behalf of CastlePoint Insurance Company.

Net investment income increased by 48.4% to $14.5 million for the three months ended March 31, 2009 compared to $9.8 million for the same period in 2008. On a tax equivalent basis, the yield was 5.5% as of March 31, 2009 compared to 5.3% as of March 31, 2008. In addition, Tower determined certain commercial mortgage, residential mortgage and asset backed securities were other-than-temporarily impaired and recognized net impairment losses in earnings of $3.2 million on a pre-tax basis.

Operating expenses were $74.2 million for the three months ended March 31, 2009 as compared to $48.3 million for the same period in 2008.

For the Brokerage Insurance Segment, premiums on renewed business increased 2.5% in personal lines and decreased 0.8% in commercial lines, resulting in an overall increase of 0.3% during the first quarter of 2009. The retention rate on brokerage business was 90% for personal lines and 82% for commercial lines, resulting in a retention rate of 87% for all lines for the first quarter of 2009.

For the Specialty Business Segment, gross premiums written for the three months ended March 31, 2009 consisted of program business written in Tower insurance subsidiaries, program business written in CastlePoint Insurance Company and reinsurance business written in CastlePoint Re, as compared to the three months ended March 31, 2008 for which the total specialty business gross premiums written consisted of program business written in Tower insurance subsidiaries only. The increase in specialty business premium written resulted primarily from the acquisition of CastlePoint, which added $21.5 million of gross premiums written. Tower insurance subsidiaries increased their program gross premiums written by $5.0 million to $25.2 million for the first three months of 2009 compared to the same period in 2008.

Additional Highlights and Disclosures:

Dividend Declaration

Tower Group, Inc. announced today that the Company's Board of Directors has approved a quarterly dividend of $0.07 per share payable June 26, 2009 to stockholders of record as of June 15, 2009.

2009 Guidance

Tower expects second quarter 2009 operating earnings per share to be in a range of $0.72 to $0.77 per diluted share. For the full year 2009, Tower projects operating earnings per share to be in a range between $3.10 and $3.30 per diluted share.

Notes on Non-GAAP Financial Measures

(1) Operating income is a common performance measurement for insurance companies and excludes realized investment gains or losses and expenses related to the adoption of FAS No. 141R, Business Combinations. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. The Federal statutory tax rate of 35% was used to calculate the tax applicable to net realized gains or losses on investments and tax deductible acquisition related transaction costs. Operating earnings per share is operating income divided by diluted weighted average shares outstanding. Operating return on equity is annualized operating income divided by average common stockholders’ equity.

(2) Gross premiums written through our insurance subsidiaries and produced as managing general agent on behalf of other insurance companies.

(3) $7.3 million of the acquisition related transaction costs were not deemed deductible for tax purposes. The tax rate used to calculate the acquisition related transaction costs that were tax deductible was 35%.

About Tower Group, Inc.

Tower Group, Inc. offers property and casualty insurance products and services through its operating subsidiaries. Its insurance company subsidiaries in the U.S. offer insurance products to individuals and small to medium-sized businesses through its network of retail and wholesale agents and specialty business through program underwriting agents. Tower also offers reinsurance solutions to small insurance companies through its Bermuda based reinsurer and U.S. insurance companies. Tower's insurance services subsidiaries provide underwriting, claims and reinsurance brokerage services to other insurance companies.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate," "believe" and "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and the assumptions underlying our pro forma projections and/or earnings guidance could prove incorrect, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

For more information visit Tower's website at http://www.twrgrp.com/.

Tower has changed the presentation of its business results, beginning January 1, 2009, by allocating its previously reported insurance segment into brokerage insurance and specialty business, based on the way management organizes the segments for making operating decisions and assessing profitability. This will result in the reporting of three operating segments. The prior period segment disclosures have been restated to conform to the current presentation.

The Brokerage Insurance Segment offers a broad range of commercial lines and personal lines property and casualty insurance products to small to mid-sized businesses and individuals distributed through a network of retail and wholesale agents on both an admitted and non-admitted basis;

The Specialty Business Segment provides specialty classes of business through program underwriting agents. This segment also includes reinsurance solutions provided primarily to small insurance companies; and

The Insurance Services Segment provides underwriting, claims and reinsurance brokerage services to insurance companies.

Brokerage Insurance Segment Results of Operations
($ in thousands)

	Three Months Ended
	March 31
Revenues	2009	2008	Change (%)
Premiums earned
Gross premiums earned	$162,487	$126,249	28.7%
Less: Ceded premiums earned	(35,176)	(59,919)	-41.3%
Net premiums earned	127,311	66,330	91.9%
Ceding commission revenue	10,668	18,408	-42.0%
Policy billings fees	532	502	6.0%
Total	138,511	85,240	62.5%

Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	98,185	61,926	58.6%
Less: ceded loss and loss adjustment expenses	(32,277)	(25,864)	24.8%
Net loss and loss adjustment expenses	65,908	36,062	82.8%
Underwriting expenses
Direct commission expense	31,200	20,881	49.4%
Other underwriting expenses	22,092	18,388	20.1%
Total underwriting expenses	53,292	39,269	35.7%

Underwriting Profit	$19,311	$9,909	94.9%

Key Measures
Premiums written
Gross premiums written	$153,206	$114,870	33.4%
Less: ceded premiums written	(11,279)	(51,684)	-78.2%
Net premiums written	$141,927	$63,186	124.6%
Loss Ratios
Gross	60.4%	49.1%
Net	51.8%	54.4%
Accident Year Loss Ratios
Gross	54.3%	50.2%
Net	54.1%	54.4%
Underwriting Expense Ratios
Gross	32.5%	30.7%
Net	33.1%	30.7%
Combined Ratios
Gross	92.9%	79.8%
Net	84.8%	85.1%

Specialty Business Segment Results of Operations
($ in thousands)

	Three Months Ended
	March 31
Revenues	2009	2008	Change (%)
Premiums earned
Gross premiums earned	$53,571	$8,888	502.7%
Less: Ceded premiums earned	(12,792)	(6,788)	88.5%
Net premiums earned	40,779	2,100	1841.9%
Ceding commission revenue	2,910	2,246	29.6%
Policy billings fees	-	-	-
Total	43,689	4,346	905.3%

Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	31,254	5,204	500.6%
Less: ceded loss and loss adjustment expenses	(6,905)	(3,969)	74.0%
Net loss and loss adjustment expenses	24,349	1,235	1871.6%
Underwriting expenses
Direct commission expense	13,782	2,358	484.5%
Other underwriting expenses	2,540	359	607.5%
Total underwriting expenses	16,322	2,717	500.7%

Underwriting Profit	$3,018	$394	666.0%

Key Measures
Premiums written
Gross premiums written	$46,738	$20,243	130.9%
Less: ceded premiums written	(2,401)	(15,073)	-84.1%
Net premiums written	$44,337	$5,170	757.6%
Loss Ratios
Gross	58.3%	58.6%
Net	59.7%	58.8%
Accident Year Loss Ratios
Gross	58.3%	58.6%
Net	59.7%	58.8%
Underwriting Expense Ratios
Gross	30.5%	30.6%
Net	32.9%	22.4%
Combined Ratios
Gross	88.8%	89.1%
Net	92.6%	81.2%

Insurance Services Segment Results of Operations
($ in thousands)

	Three Months Ended
	March 31,
	2009	2008	Change (%)

Revenues
Direct commission revenue from managing general agency	$3,107	$8,164	-61.9%
Claims administration revenue	846	957	-11.6%
Other administration revenue	195	371	-47.4%
Reinsurance intermediary fees	94	168	-44.0%
Policy billing fees	19	76	-75.0%
Total	4,261	9,736	-56.2%
Expenses
Direct commission expense paid to producers	1,491	3,371	-55.8%
Other insurance services expenses	859	1,574	-45.4%
Claims expense reimbursement to TICNY	846	957	-11.6%
Total	3,196	5,902	-45.9%
Insurance services pre-tax income (loss)	$1,065	$3,834	-72.2%
Premiums produced by TRM on behalf of issuing companies	$10,729	$23,291	-53.9%

Tower Group, Inc.
Consolidated Balance Sheets

	(Unaudited)
($ in thousands, except par value and share amounts)	March 31, 2009	December 31, 2008
Assets
Fixed-maturity securities, available-for-sale, at fair value (amortized cost of $1,213,629 and $581,470)	$1,163,048	$530,159
Equity securities, available-for-sale, at fair value (cost of $14,897 and $12,726)	11,658	10,814
Total investments	1,174,706	540,973
Cash and cash equivalents	304,650	136,253
Receivable for securities	51,708	3,542
Investment income receivable	12,599	6,972
Premiums receivable	181,466	186,806
Reinsurance recoverable	128,301	272,606
Prepaid reinsurance premiums	59,274	153,650
Deferred acquisition costs, net of deferred ceding commission revenue	139,944	53,080
Deferred income taxes	71,118	36,207
Intangible assets	39,824	20,464
Goodwill	234,728	18,962
Fixed assets, net of accumulated depreciation	43,651	39,038
Investment in unconsolidated affiliate	-	29,293
Other assets	39,399	35,167
Total assets	$2,481,368	$1,533,013
Liabilities
Loss and loss adjustment expenses	$823,232	$534,991
Unearned premium	511,936	328,847
Reinsurance balances payable	27,510	134,598
Payable to issuing carriers	335	47,301
Funds held under reinsurance agreements	19,028	20,474
Accounts payable, accrued liabilities and other liabilities	77,339	30,562
Subordinated debentures	235,058	101,036
Total liabilities	1,694,438	1,197,809
Stockholders' Equity
Common stock ($0.01 par value; 100,000,000 shares authorized; 40,512,786 and 23,408,145 shares issued, and 40,439,935 and 23,339,470 shares outstanding)	405	234
Treasury stock (72,851 and 68,675 shares)	(1,320)	(1,026)
Paid-in-capital	639,848	208,094
Accumulated other comprehensive net loss	(34,983)	(37,498)
Retained earnings	182,980	165,400
Total stockholders' equity	786,930	335,204
Total liabilities and stockholders' equity	$2,481,368	$1,533,013

Tower Group, Inc.
Consolidated Statements of Income and
Comprehensive Net Income
(Unaudited)

	Three Months Ended
	March 31,
($ in thousands, except par value and share amounts)	2009	2008
Revenues
Net premiums earned	$168,090	$68,430
Ceding commission revenue	13,574	20,654
Insurance services revenue	4,276	9,660
Policy billing fees	521	578
Net investment income	14,533	9,796
Net realized gains (losses) on investments	2,554	3,810
Other-than-temporary impairment losses	(8,735)	(2,436)
Portion of loss recognized in other accumulated comprehensive net loss	5,509	-
Net impairment losses recognized in earnings	(3,226)	(2,436)
Total revenues	200,322	110,492
Expenses
Loss and loss adjustment expenses	90,256	37,297
Direct and ceding commission expense	56,409	26,608
Other operating expenses	17,743	21,666
Interest expense	3,783	2,322
Total expenses	168,191	87,893

Other income (loss)
Equity (loss) income in unconsolidated affiliate	(777)	760
Acquisition-related transaction costs	(11,348)	-
Gain on investment in acquired unconsolidated affiliate	7,388	-
Income before income taxes	27,394	23,359
Income tax expense	9,418	8,506
Net income	$17,976	$14,853
Gross unrealized investment holding (losses) gains arising during period	5,693	(12,524)
Equity in net unrealized (losses) gains in investment in unconsolidated affiliate’s investment portfolio	-	(784)
Less: reclassification adjustment for losses (gains) included in net income	672	(1,374)
Income tax (expense) benefit related to items of other comprehensive income	(2,227)	5,139
Comprehensive net income (loss)	$22,114	$5,310

Basic and diluted earnings per share
Basic	$0.53	$0.64
Diluted	$0.53	$0.64

Weighted average common shares outstanding
Basic	33,766,141	23,214,655
Diluted	33,918,069	23,406,916

Dividends declared and paid per common share
Common stock	$0.05	$0.05

CONTACT:
Tower Group, Inc.
Thomas Song, 212-655-4789
Managing Vice President
tsong@twrgrp.com